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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                               September 29, 2004
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION

             (Exact name of registrant as specified in its charter)


          DELAWARE                       1-10218                 13-3489233
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                             250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)
                                 (248) 824-2500

              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                            ------------------------

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communication s pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

Effective September 29, 2004, Anthony Hardwick and Richard C. Jelinek have been appointed to the Board of Directors of Collins & Aikman Corporation (the "Company"). Mr. Hardwick was also appointed to the Audit Committee of the Board of Directors, and Mr. Jelinek was also appointed to the Compensation Committee (as Chairman) and Nominating and Governance Committee of the Board of Directors.

Mr. Hardwick and Mr. Jelinek, both of whom the Board of Directors has determined are "independent", are replacing Samuel Valenti III and Cynthia L. Hess, who have resigned as directors of the company to accommodate the restructuring of the company's board to meet the new independence requirements. Mr. Valenti and Ms. Hess had been appointed to the board by Heartland Industrial Partners, L.P. in conjunction with Heartland's acquisition of 59% of the company's common stock in February 2001 and were not "independent" board members due to their affiliation with Heartland. Mr. Valenti is a Senior Managing Director of Heartland, and Ms. Hess was formerly a Senior Managing Director of Heartland.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 30, 2004


                                    COLLINS & AIKMAN CORPORATION



                                    By:    /s/      J. Michael Stepp
                                           -------------------------------------
                                           Name:    J. Michael Stepp
                                           Title:   Vice Chairman and Chief
                                                    Financial Officer